Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Navidea Biopharmaceuticals, Inc. on Form S-3 (File Nos. 333-195806, 333-193330, 333-184173, 333-173752, 333-168485, 333-76151, and 333-15989) and Form S-8 (Nos. 33-81410, 333-119219, 333-130636, 333-130640, 333-153110, 333-158323, 333-183317, 333-05143, 333-21053, 333-05143, and 333-198716) of our report dated March 31, 2017, with respect to our audit of the consolidated financial statements of Navidea Biopharmaceuticals, Inc. as of December 31, 2016 and for the year then ended and our report dated March 31, 2017 with respect to our audit of the effectiveness of internal control over financial reporting of Navidea Biopharmaceuticals, Inc. as of December 31, 2016, which reports are included in this Annual Report on Form 10-K of Navidea Biopharmaceuticals, Inc. for the year ended December 31, 2016.

Our report on the effectiveness of internal control over financial reporting expressed an adverse opinion because of the existence of material weaknesses.

/s/ Marcum llp

New Haven, Connecticut
March 31, 2017